UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 18, 2009
Wyndham Worldwide Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32876	20-0052541

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

22 Sylvan Way Parsippany, NJ	07054

(Address of Principal Executive Office)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (973) 753-6000
None

(Former Name or Former Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 18th, 2009, Wyndham Worldwide Corporation (the “Company”) announced that Virginia M. Wilson, Chief Financial Officer of the Company, is leaving the Company. Ms. Wilson will remain in her position as CFO through the third quarter to assist with the transition to a new CFO. It is expected that, consistent with her employment agreement, Ms. Wilson will receive cash severance of $2,056,000.00, and any of Ms. Wilson’s long term incentive awards that would have otherwise vested within one year of the date of her separation will vest immediately upon separation. Those awards which were stock options or stock appreciation rights will remain outstanding until the earlier of the original expiration date or two years following the date of separation.
     A copy of the Company’s press release announcing Ms. Wilson’s planned separation is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is furnished with this report.

Exhibit No.	Description

Exhibit 99.1	Press Release of Wyndham Worldwide Corporation, dated June 18, 2009, reporting Virginia M. Wilson’s planned separation from the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION
Date: June 18, 2009	By:	/s/ Scott G. McLester
Scott G. McLester
General Counsel

WYNDHAM WORLDWIDE CORPORATION
CURRENT REPORT ON FORM 8-K
Report dated June 18, 2009
EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of Wyndham Worldwide Corporation, dated June 18, 2009, reporting Virginia M. Wilson’s planned separation from the Company.

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